UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  May 16, 2013 (May 13, 2013)

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, James Molinaro, the Chief Executive Officer and a director of TechPrecision Corporation (the “Company”) resigned all positions he held with the Company, effective as of the close of business on May 13, 2013.

The Company’s Board of Directors (the “Board”) appointed Leonard Anthony, the current Chairman of the Board, to assume the responsibilities of the Company’s principal executive officer as Executive Chairman while the Company undertakes a search for a permanent Chief Executive Officer.

Mr. Anthony, who is 58 years old, has been a member of the Board since September 2010 and currently serves as the Chairman of the Board and as a member of its audit and compensation committees. He served as President, Chief Executive Officer and Director of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008. Mr. Anthony was the Executive Vice President and Chief Financial Officer of Dresser-Rand Group Inc. (NYSE: DRC), a global supplier of rotating equipment solutions to the oil, gas, petrochemical and processing industries from April 2005 to August 2007.  Prior to joining DRC, Mr. Anthony served as Chief Financial Officer of International Steel Group (2003-2005) and held various positions at Bethlehem Steel, including Chief Financial Officer and Treasurer (1979-2003). Mr. Anthony has more than 25 years of financial and operational management experience.  Mr. Anthony has been a Member of the Board of Directors and chairman of the audit committee for MRC Global Inc. (NYSE: MRC) since September 2008 and has served as a Director of NanoSteel Company, Inc. since June 2012  Mr. Anthony previously served as a Director of Guardian Industries.

There are no family relationships between Mr. Anthony and any of the Company’s directors or executive officers and Mr. Anthony is not a party to any transaction with the Company that would require disclosure under Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

Compensation arrangements for Mr. Anthony’s service as Executive Chairman have not yet been determined, however the Board has authorized the chairman of the compensation committee of the Board to negotiate with Mr. Anthony regarding such compensation arrangements.

On May 13, 2013, the Company issued a press release announcing the events described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release dated May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated May 13, 2013